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                                                                    Exhibit 99.1

April 3, 2001

Onyx Software Announces Preliminary First Quarter Results

Full Financial Results and Earnings Conference Call Scheduled for April 23

Bellevue, Wash. -- Onyx Software Corporation (Nasdaq:ONXS), a global provider of customer-centric e-business applications, today announced preliminary financial results for the quarter ended March 31, 2001. The company will provide full financial statements for the first quarter and update guidance on Monday, April 23 after regular market close.

For the first quarter the company expects to report:

     Revenue in the range of $26 million to $27 million compared with revenue of $23.2 million in the first quarter of 2000

     License revenue of approximately $13M

     Pro-forma operating loss of approximately $0.31 to $0.33 per share

"First quarter revenue was below the guidance provided in the January 30 earnings conference call, which we attribute in large part to a sharp pull back in anticipated purchases during the final days of March," said Brent Frei, Onyx Software CEO. "A substantial number of contracts sat unsigned on executive desks for reasons ranging from customer revenue shortfalls, to heightened deal scrutiny, to changes in the decision cycle."

"We continue to believe that the long term opportunity for Onyx is excellent, driven in part by increased recognition of the critical role CRM plays in a tightening economy, and supported by continued strong demand in our pipeline," Frei noted. "However, the uncertainty of near-term sales growth in this economic environment makes the company infrastructure that produced last year's triple-digit revenue growth no longer suitable. As such, we will reduce our workforce approximately 17 percent to around 660 people, and expect to incur second quarter charges as a result of decisive actions intended to rapidly re-align the organization toward profitable growth. As we move forward, customer success remains our number one priority, and we will continue to align our investments and resources to deliver rapid business value for our customers," Frei added.

Onyx Software will discuss preliminary financial results in a conference call today at 5:00 p.m. Eastern, (2:00 p.m. Pacific). We suggest that you access the call 10-15 minutes prior to the start time by signing on at http://investor.onyx.com/. The call will be archived and available for replay at this same URL. Alternatively, you can participate by phone.
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Onyx Software Preliminary First Quarter Results Conference Call

When: Tuesday, April 3, 2001
Time: 5:00 p.m. (Eastern) / 2:00 p.m. (Pacific)
Dial-In: (719) 457-2622 (please dial in 10 -15 minutes prior to call)
Passcode: 682496
Replay: (719) 457-0820 (available through midnight, April 10)
International reply: (719) 457-0820
Passcode: 682496


Onyx Software will provide full financial results and update guidance on April
23. The call is scheduled to start promptly at 5:00 p.m. Eastern (2:00 p.m. Pacific). We suggest that you access the call 10-15 minutes prior to the start time by signing on at http://investor.onyx.com. The call will be archived and available for replay at this same URL. Alternatively, you can participate by phone.

Onyx Software First Quarter Results Conference Call

When: Monday, April 23, 2001
Time: 5:00 p.m. (Eastern) / 2:00 p.m. (Pacific)
Dial-In: (877) 502-9273 (please dial in 10-15 minutes prior to call)
Passcode: 555371
Replay: (888) 203-1112 (available through midnight, April 30)
International reply: (719) 457-0820
Passcode: 555371


About Onyx Software Corporation
Onyx Software Corp. (Nasdaq: ONXS) is a global supplier of enterprise-wide, customer-centric e-business applications that connect and power a company's entire e-business world, including customers, partners and sales, marketing and service groups, making total customer and partner information available enterprise-wide. Onyx's products are known for flexibility, reliability and ease of use, resulting in high return on investment, low total cost of ownership and industry-leading customer satisfaction. Onyx operates worldwide, with customers including American Express, Broadwing, Commerce One, Credit Suisse, Dreyfus, FirstWorld Communications, Portland Trail Blazers, Prudential Securities and Sierra Health Services. Information at 888-275-6699, info@onyx.com or www.onyx.com.

This press release contains forward-looking statements. Forward-looking statements are based on the opinions and estimates of management as of the time of the press release and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx's actual results include, but are not limited to, the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our annual report on form 10-K for the year ending December 31, 2000. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.